We consent to the incorporation by reference in this Registration Statement (Form S-3 No. 333-68465) of Prime Retail, Inc. and in the Registration Statement (Form S-8 No. 333-19491) pertaining to the Prime Retail, Inc. Stock Incentive Plans of our report dated January 29, 1999 (except for paragraph 7 of Note 9, as to which the date is March 31, 1999), with respect to the consolidated financial statements of Prime Retail, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

     Our audits also included the financial statement schedule of Prime Retail, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                             /s/: Ernst & Young LLP
                                             ----------------------



Baltimore, Maryland
March 31, 1999